UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2012
CROWN HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement commumications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement commumications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Crown Holdings, Inc. (the "Company") held its Annual Meeting of Shareholders on April 26, 2012 (the "Annual Meeting"). As of March 6, 2012, the record date for the meeting, 148,794,753 shares of Common Stock, par value $5.00 per share, of the Company ("Common Stock") were issued and outstanding. A quorum of 131,542,980 shares of Common Stock were present or represented at the meeting.

(b) The following individuals were nominated and elected to serve as directors:

Jenne K. Britell, John W. Conway, Arnold W. Donald, William G. Little, Hans J. Löliger, James H. Miller, Josef M. Müller, Thomas A. Ralph, Hugues du Rouret, Jim L. Turner and William S. Urkiel.

At the Annual Meeting, the Company’s shareholders voted on the three matters below as follows:

(1) Election of Directors.

Directors	Votes For	Votes Withheld	Broker Non-Vote

Jenne K. Britell	118,213,548	5,845,658	7,483,774

John W. Conway	118,654,377	5,404,829	7,483,774

Arnold W. Donald	113,868,678	10,190,528	7,483,774

William G. Little	118,294,136	5,765,070	7,483,774

Hans J. Löliger	116,924,284	7,134,922	7,483,774

James H. Miller	120,534,254	3,524,952	7,483,774

Josef M. Müller	119,503,487	4,555,719	7,483,774

Thomas A. Ralph	118,207,362	5,851,844	7,483,774

Hugues du Rouret	118,180,663	5,878,543	7,483,774

Jim L. Turner	118,370,936	5,688,270	7,483,774

William S. Urkiel	119,534,705	4,524,501	7,483,774

2)	Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Votes Abstaining
128,074,608	3,406,692	61,680

3)	Approval, by non-binding advisory vote, of the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2012 Proxy Statement.

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
101,772,162	19,203,613	3,083,431	7,483,774

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2012	CROWN HOLDINGS, INC.

By: /s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President and Corporate Controller